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                                                                    EXHIBIT 10ix


                                  AMENDMENT TO
                        GREAT LAKES CHEMICAL CORPORATION
                          1998 STOCK COMPENSATION PLAN

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         This Amendment to the Great Lakes Chemical Corporation 1998 Stock
Compensation Plan (the "1998 Plan") is effective as of the 15th day of February 1999.

         WHEREAS, it is deemed desirable by the Board of Directors of Great Lakes Chemical Corporation (the "Corporation") to amend the 1998 Plan in order to permit the Board or its Compensation and Incentive Committee to authorize certain actions of the Chief Executive Officer of the Corporation.

         NOW, THEREFORE, Section 4 of the 1998 Plan is hereby amended by adding the following immediately after the second sentence:

         NOT WITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE OR ANY OTHER PROVISION HEREOF, THE BOARD OR THE COMMITTEE MAY FROM TIME TO TIME GRANT TO THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION AUTHORITY TO DETERMINE THE PERSON OR PERSONS TO WHOM AWARDS ARE TO BE GRANTED, THE NUMBER OF SHARES TO BE COVERED BY EACH SUCH AWARD, AND THE OTHER TERMS AND CONDITIONS OF EACH SUCH AWARD, WHICH TERMS AND CONDITIONS SHALL BE WITHIN THE LIMITATIONS SET FORTH IN THIS 1998 PLAN.




Resolution duly adopted by the Compensation and Incentive Committee of the Board of Directors of the Corporation on February 14, 1999 and ratified by the Board of Directors of the Corporation on February 15, 1999.